Exhibit 99.2

THE PRIVATE BANK OF CALIFORNIA

FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

THE PRIVATE BANK OF CALIFORNIA

BALANCE SHEET

SEPTEMBER 30, 2012

(UNAUDITED)

ASSETS
Cash and Noninterest-Bearing Due from Banks	$28,391,000
Interest-Bearing Due from Banks	8,247,000

TOTAL CASH AND CASH EQUIVALENTS	36,638,000

Interest-Bearing Time Deposits in Other Financial Institutions	735,000
Securities Available-for-Sale, at Fair Value (Amortized Cost of $307,149,000)	313,190,000
Loans	331,845,000
Allowance for Credit Losses	(5,928,000)

NET LOANS	325,917,000

Premises and Equipment	1,424,000
Federal Home Loan Bank Stock, at Cost	3,453,000
Accrued Interest Receivable and Other Assets	3,716,000

TOTAL ASSETS	$685,073,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-Bearing Deposits	$272,863,000
Interest-Bearing Deposits	307,628,000

TOTAL DEPOSITS	580,491,000
Borrowings	49,627,000
Accrued Interest Payable and Other Liabilities	2,543,000

TOTAL LIABILITIES	632,661,000

Shareholders’ Equity:
Preferred Stock - 10,000,000 Shares Authorized; Series C 10,000 Shares Issued and Outstanding	10,000,000
Common Stock - No Par Value; 20,000,000 Shares Authorized; 3,873,801 Shares Issued and Outstanding	37,315,000
Additional Paid-In Capital	2,768,000
Accumulated Deficit	(1,226,000)
Accumulated Other Comprehensive Income	3,555,000

TOTAL SHAREHOLDERS’ EQUITY	52,412,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$685,073,000

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

STATEMENTS OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 and 2011

(UNAUDITED)

	2012	2011
INTEREST INCOME
Interest and Fees on Loans	$10,151,000	$8,284,000
Interest on Securities Available-for-Sale	4,490,000	4,041,000
Other Interest Income	29,000	29,000

TOTAL INTEREST INCOME	14,670,000	12,354,000

INTEREST EXPENSE
Interest on Interest-Bearing Demand Deposits	14,000	28,000
Interest on Money Market and Savings Accounts	500,000	620,000
Interest on Time Deposits	758,000	508,000
Interest on Borrowings	78,000	62,000

TOTAL INTEREST EXPENSE	1,350,000	1,218,000

NET INTEREST INCOME	13,320,000	11,136,000
Provision for Credit Losses	796,000	788,000

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	12,524,000	10,348,000

NONINTEREST INCOME
Gain on Sale of Securities, Net	1,314,000	362,000
Other	268,000	118,000

TOTAL NONINTEREST INCOME	1,582,000	480,000
NONINTEREST EXPENSE
Salaries and Employee Benefits	7,652,000	6,010,000
Occupancy	884,000	693,000
Furniture and Equipment	433,000	256,000
Other	2,929,000	2,311,000

TOTAL NONINTEREST EXPENSE	11,898,000	9,270,000

INCOME BEFORE INCOME TAXES	2,208,000	1,558,000
Income Taxes	640,000	1,000

NET INCOME	1,568,000	1,557,000
Preferred Stock Dividends and Discount Accretion	(75,000)	(415,000)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,493,000	$1,142,000

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS-PER SHARE:
Basic	$0.39	$0.30
Diluted	0.38	0.30

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

STATEMENTS OF COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 and 2011

(UNAUDITED)

	2012	2011
Net income	$1,568,000	$1,557,000
Other comprehensive income, before tax:
Unrealized gain on securities:
Unrealized holding gains arising during the period	3,290,000	5,288,000
Less reclassification adjustment for gains included in net income	(1,314,000)	(362,000)

OTHER COMPREHENSIVE INCOME, BEFORE TAX	1,976,000	4,926,000
Income taxes related to other comprehensive income	819,000	1,723,000

OTHER COMPREHENSIVE INCOME, AFTER TAX	1,157,000	3,203,000

COMPREHENSIVE INCOME	$2,725,000	$4,760,000

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 and 2011

(UNAUDITED)

						Accumulated
		Common Stock		Additional		Other
	Preferred Stock	Number of Shares	Amount	Paid-In Capital	Accumulated Deficit	Comprehensive Income (Loss)	Total
Balance at December 31, 2010	$5,552,000	3,816,501	$36,870,000	$2,326,000	$(4,316,000)	$(724,000)	$39,708,000
Stock-Based Compensation and Net Issuance of Restricted Shares of Common Stock	—	6,333	—	298,000	—	—	298,000
Discount Accretion on Preferred Stock	171,000	—	—	—	(171,000)	—	—
Redemption of Series A and B Preferred Stock	(5,723,000)	—	—	—	—	—	(5,723,000)
Issuance of Series C Preferred Stock	10,000,000	—	—	—	—	—	10,000,000
Dividends Declared on Preferred Stock	—	—	—	(74,000)	(170,000)	—	(244,000)
Net Income	—	—	—	—	1,557,000	—	1,557,000
Change in Unrealized Gain (Loss) on Securities Available-for-Sale, Net of Tax	—	—	—	—	—	3,203,000	3,203,000

Balance at September 30, 2011	$10,000,000	3,822,834	$36,870,000	$2,550,000	$(3,100,000)	$2,479,000	$48,799,000

Balance at December 31, 2011	$10,000,000	3,820,854	$36,870,000	$2,633,000	$(2,719,000)	$2,398,000	$49,182,000
Stock-Based Compensation and Net Issuance of Restricted Shares of Common Stock	—	16,647	—	184,000	—	—	184,000
Exercise of Stock Options	—	36,300	445,000	(49,000)	—	—	396,000
Dividends Declared on Preferred Stock	—	—	—	—	(75,000)	—	(75,000)
Net Income	—	—	—	—	1,568,000	—	1,568,000
Change in Unrealized Gain (Loss) on Securities Available-for-Sale, Net of Tax	—	—	—	—	—	1,157,000	1,157,000

Balance September 30, 2012	$10,000,000	3,873,801	$37,315,000	$2,768,000	$(1,226,000)	$3,555,000	$52,412,000

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 and 2011

(UNAUDITED)

	2012	2011
OPERATING ACTIVITIES:
Net Income	$1,568,000	$1,557,000
Adjustments to Reconcile Net Income to Net Cash From Operating Activities:
Depreciation and Amortization	382,000	191,000
Securities Amortization and Accretion, net	2,664,000	1,948,000
Provision for Credit Losses	796,000	788,000
Deferred Tax Expense (Benefit)	(160,000)	(753,000)
Gain on Sale of Securities, net	(1,314,000)	(362,000)
Stock-Based Compensation Expense	184,000	298,000
Other, net	144,000	(303,000)

NET CASH FROM OPERATING ACTIVITIES	4,264,000	3,364,000

INVESTING ACTIVITIES:
Change in Interest-Bearing Time Deposits in Other Financial Institutions	148,000	(97,000)
Purchase of Securities Available-for-Sale	(165,635,000)	(139,317,000)
Proceeds from Maturities and Principal Reductions of Securities Available-for-Sale	37,772,000	31,890,000
Proceeds from Sale of Securities Available-for-Sale	82,669,000	52,034,000
Net Increase in Loans	(30,226,000)	(57,350,000)
Purchase of Federal Home Loan Bank Stock	(735,000)	(1,065,000)
Purchases of Premises and Equipment	(380,000)	(749,000)

NET CASH USED IN INVESTING ACTIVITIES	(76,387,000)	(114,654,000)

FINANCING ACTIVITIES:
Net Increase in Noninterest-Bearing Deposits	43,090,000	37,034,000
Net Increase in Interest-Bearing Deposits	40,645,000	63,630,000
Net Change in Borrowings	797,000	19,896,000
Dividends Paid on Preferred Stock	(75,000)	(244,000)
Redemption of Preferred Stock Series A and B	—	(5,723,000)
Proceeds from Issuance of Preferred Stock Series C	—	10,000,000
Proceeds from Exercise of Stock Options	363,000	—

NET CASH FROM FINANCING ACTIVITIES	84,820,000	124,593,000

INCREASE IN CASH AND CASH EQUIVALENTS	12,697,000	13,303,000
Cash and Cash Equivalents at Beginning of Period	23,941,000	18,935,000

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$36,638,000	$32,238,000

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$1,362,000	$1,238,000
Taxes Paid	405,000	750,000

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE A – BASIS OF PRESENTATION

The accompanying unaudited financial statements of The Private Bank of California (the “Bank”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), prevailing practices in the banking industry and the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures, normally included in financial statements prepared in accordance with GAAP, have been condensed or omitted pursuant to SEC rules and regulations. Nevertheless, the Bank believes that the disclosures are adequate to make the information presented not misleading. These interim financial statements should be read in conjunction with the 2011 audited financial statements and notes thereto of The Private Bank of California included elsewhere in this registration statement.

In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the financial position of the Bank and the results of its operations for the interim periods presented. The results of operations for interim periods are not necessarily indicative of the results expected for any subsequent period or for the full year.

The Bank has evaluated subsequent events for recognition and disclosure through November 14, 2012, which is the date the financial statements were available to be issued.

NOTE B – ADOPTION OF RECENT ACCOUNTING STANDARDS

The following accounting pronouncements applicable to the Bank were recently issued or became effective during the nine months ended September 30, 2012:

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. ASU 2011-04 does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting. Certain amendments clarify the intent about the application of existing fair value measurement and disclosure requirements. The amendments in ASU 2011-04 apply to all reporting entities that are required or permitted to measure or disclose the fair value of an asset, liability or instrument classified in a reporting entity’s shareholders’ equity in the financial statements. ASU 2011-04 became effective for the Bank on January 1, 2012 and required additional fair value disclosures, but did not have a material impact on the Bank’s financial position or results of operations.

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. ASU 2011-05 eliminates the option of presenting changes in other comprehensive income as part of the statement of changes in shareholders’ equity. All non-owner changes in shareholders’ equity must be presented either in a continuous statement of comprehensive income or in two separate but consecutive statements. ASU 2011-05 did not change the items that must be reported in other comprehensive income. Additionally, the guidance requires entities to present, on the face of the financial statements, reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement or

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE B – ADOPTION OF RECENT ACCOUNTING STANDARDS - Continued

statements where the components of net income and the components of other comprehensive income tax are presented. ASU 2011-05 was effective for the Bank for the fiscal years, and interim periods within those years, beginning after December 15, 2011. In December 2011, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. ASU 2011-12 indefinitely defers the requirements within ASU 2011-05 to present the reclassification amounts from other comprehensive income to net income as a separate component on the income statement. ASU 2011-12, which shares the same effective date as ASU 2011-05, does not defer the remaining requirements of ASU 2011-05. The Bank adopted the provisions of ASU 2011-05 and ASU 2011-12, which resulted in new statements of comprehensive income for the nine months ended September 30, 2012 and 2011. The adoption of ASU 2011-05 and ASU 2011-12 had no impact on the Bank’s balance sheet and statements of income.

NOTE C – SECURITIES

Debt and equity securities have been classified in the balance sheet according to management’s intent. The carrying amount of securities available-for-sale and their approximate fair values at September 30, 2012 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury Securities	$211,000	$—	$—	$211,000
U.S. Government Agency:
Obligations	5,989,000	30,000	—	6,019,000
Mortgage-Backed Securities	248,051,000	3,564,000	(308,000)	251,307,000
State and Municipal Bonds	48,040,000	2,502,000	(46,000)	50,496,000
Corporate Bonds	4,858,000	309,000	(10,000)	5,157,000

	$307,149,000	$6,405,000	$(364,000)	$313,190,000

The Bank had two corporate bonds at September 30, 2012 with a fair value of $991,000 and an unrealized loss of $9,000 that had been in a continuous loss position for more than 12 months.

All unrealized losses are considered to be temporary and the unrealized losses have not been recognized into earnings because the issuers are of high credit quality, management has the intent and ability to hold the securities for the foreseeable future, and the unrealized losses are primarily due to changes in interest rates subsequent to purchase of the securities. As the securities approach maturity, fair value and the Bank’s amortized cost are expected to converge.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE C – SECURITIES - Continued

At September 30, 2012, the fair value of securities pledged to secure the borrowing capacity and borrowings discussed in Note F, as well as bankruptcy deposits, was $252,816,000.

The scheduled contractual maturities of securities at September 30, 2012 were as follows. Expected maturities may differ from contractual maturities as mortgage-backed securities and certain state and municipal bonds in the Bank’s portfolio can be prepaid, called or refunded without penalty.

	Amortized Cost	Fair Value
Less Than One Year	$101,000	$101,000
One Year to Five Years	610,000	611,000
Over Five Years to Ten Years	39,231,000	40,327,000
Over Ten Years	267,207,000	272,151,000

	$307,149,000	$313,190,000

During the nine months ended September 30, 2012, the Bank received proceeds of $82,669,000 and recognized gross gains and losses of $1,329,000 and $15,000, respectively, on the sale of securities available-for-sale. During the nine months ended September 30, 2011, the Bank received proceeds of $52,034,000 and recognized gross gains and losses of $618,000 and $256,000, respectively, on the sale of securities available-for-sale.

NOTE D – LOANS

The Bank’s loan portfolio consists primarily of loans to borrowers within Los Angeles County, California. A summary of the Bank’s loans as of September 30, 2012 is as follows:

Commercial	$118,205,000
Real Estate:
Home Equity Lines of Credit	71,497,000
Other Residential	24,667,000
Commercial	85,322,000
Acquisition, Development and Construction	17,690,000
Consumer and Other	14,429,000

331,810,000
Net Deferred Loan Costs	35,000

$331,845,000

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE D – LOANS - Continued

A summary of the changes in the allowance for credit losses follows for the nine months ended September 30, 2012 and 2011:

	2012	2011
Beginning Balance	$5,322,000	$3,872,000
Additions to the Allowance Charged to Expense	796,000	788,000
Recoveries on Loans Charged-Off	70,000	68,000

	6,188,000	4,728,000
Less Loans Charged-Off	(260,000)	(184,000)

Ending Balance	$5,928,000	$4,544,000

The table on the following page presents the activity in the allowance for credit losses for the nine months ended September 30, 2012 and 2011, and the recorded investment in loans and impairment method as of September 30, 2012, by portfolio segment.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE D – LOANS - Continued

	Commercial	Real Estate	Consumer and Other	Total
September 30, 2012
Allowance for Credit Losses:
Beginning of Year	$1,925,000	$3,306,000	$91,000	$5,322,000
Provisions	94,000	418,000	284,000	796,000
Charge-offs	(215,000)	—	(45,000)	(260,000)
Recoveries	63,000	6,000	1,000	70,000

End of Period	$1,867,000	$3,730,000	$331,000	$5,928,000

Reserves:
Specific	$5,000	$238,000	$—	$243,000
General	1,862,000	3,492,000	331,000	5,685,000

	$1,867,000	$3,730,000	$331,000	$5,928,000

Loans Evaluated for Impairment:
Individually	$96,000	$3,968,000	$—	$4,064,000
Collectively	118,206,000	195,137,000	14,438,000	327,781,000

	$118,302,000	$199,105,000	$14,438,000	$331,845,000

September 30, 2011
Allowance for Credit Losses:
Beginning of Year	$1,309,000	$2,532,000	$31,000	$3,872,000
Provisions	406,000	341,000	41,000	788,000
Charge-offs	(26,000)	(158,000)	—	(184,000)
Recoveries	66,000	—	2,000	68,000

End of Period	$1,755,000	$2,715,000	$74,000	$4,544,000

Reserves:
Specific	$—	$—	$—	$—
General	1,755,000	2,715,000	74,000	4,544,000

	$1,755,000	$2,715,000	$74,000	$4,544,000

Loans Evaluated for Impairment:
Individually	$—	$—	$—	$—
Collectively	112,069,000	156,809,000	3,506,000	272,384,000

	$112,069,000	$156,809,000	$3,506,000	$272,384,000

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE D – LOANS - Continued

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy, credit documentation and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis typically includes larger, non-homogeneous loans such as commercial real estate and commercial and industrial loans. This analysis is performed on an ongoing basis as new information is obtained. The Bank uses the following definitions for risk ratings:

Pass - Loans classified as pass include loans not meeting the risk ratings defined below.

Special Mention - Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Bank’s credit position at some future date.

Substandard - Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Impaired - A loan is considered impaired, when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Additionally, all loans classified as troubled debt restructurings are considered impaired.

The risk category of loans was as follows as of September 30, 2012:

	Pass	Special Mention	Substandard	Impaired	Total
September 30, 2012
Commercial	$114,764,000	$3,432,000	$10,000	$96,000	$118,302,000
Real Estate:
Home Equity Lines of Credit	69,255,000	—	658,000	1,684,000	71,597,000
Other Residential	22,379,000	—	—	2,284,000	24,663,000
Commercial	85,182,000	—	—	—	85,182,000
Acquisition, Development and Construction	13,331,000	—	4,332,000	—	17,663,000
Consumer and Other	14,215,000	223,000	—	—	14,438,000

	$319,126,000	$3,655,000	$5,000,000	$4,064,000	$331,845,000

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE D – LOANS - Continued

Past due and nonaccrual loans were as follows as of September 30, 2012:

	Still Accruing
	30-89 Days Past Due	Over 90 Days Past Due	Nonaccrual
Commercial	$—	$—	$96,000
Real Estate:
Home Equity Lines of Credit	—	—	1,684,000
Other Residential	—	—	2,284,000
Consumer and Other	26,000	—	—

	$26,000	$—	$4,064,000

Information relating to individually impaired loans was as follows as of September 30, 2012:

	Impaired Loans-With Allowance			Impaired Loans-With No Allowance
	Unpaid Principal Balance	Recorded Investment	Related Allowance	Unpaid Principal Balance	Recorded Investment
Commercial	$96,000	$96,000	$5,000	$—	$—
Real Estate:
Home Equity Lines of Credit	1,684,000	1,684,000	87,000	—	—
Other Residential	2,284,000	2,284,000	151,000	—	—

	$4,064,000	$4,064,000	$243,000	$—	$—

The average balance of individually impaired loans during the nine months ended September 30, 2012 and 2011 was $2,759,000 and $271,000, respectively. No interest income was recognized on individually impaired loans during the nine months ended September 30, 2012 and 2011.

As of September 30, 2012, the Bank had a recorded investment of $2,178,000 primarily in residential real estate loans on nonaccrual status that are classified as troubled debt restructurings.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE E – DEPOSITS

A summary of deposits as of September 30, 2012 is as follows:

Noninterest-Bearing Demand	$272,863,000
Interest-Bearing Demand	21,387,000
Money Market and Savings	210,070,000
Time Deposits Under $100,000	1,198,000
Time Deposits $100,000 and Over	74,973,000

$580,491,000

At September 30, 2012, the scheduled maturities of time deposits were:

Less Than One Year	$34,601,000
One to Five Years	29,358,000
Over Five to Ten Years	12,212,000

$76,171,000

As of September 30, 2012, included in time deposits $100,000 and over are negotiable certificates of deposit issued by the Bank for interest rate risk management purposes totaling $37,375,000. $25,162,000 and $12,213,000 of these negotiable certificates of deposit mature in one to five years and over five to ten years, respectively. Also, the Bank has the option to call $30,734,000 of these negotiable certificates of deposit at least quarterly with appropriate notice.

As of September 30, 2012, the Bank had four deposit relationships that represent approximately 19% of the Bank’s total deposits.

NOTE F – BORROWING ARRANGEMENTS

As a member of the Federal Home Loan Bank of San Francisco (“FHLBSF”), the Bank may borrow against a line of credit with a maximum financing availability of 25% of its total assets, adjusted quarterly, subject to the pledge of eligible collateral as well as other terms and conditions. As of September 30, 2012, the Bank had a total financing availability of $73,470,000 based upon the amount of FHLBSF capital stock owned and collateralized by securities available-for-sale, with an estimated fair value of approximately $98,515,000. As of September 30, 2012, the Bank had four FHLBSF advances outstanding totaling $49,627,000 and maturing on various dates through January 9, 2013, at a weighted-average interest rate of .30%. The Bank may also borrow from the discount window and other financing facilities available through the Federal Reserve Bank of San Francisco (“FRBSF”), subject to the pledge of eligible collateral. As of September 30, 2012, the Bank had pledged securities available-for-sale with an estimated fair value of $150,002,000 to the FRBSF and had no outstanding FRBSF borrowings.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE F – BORROWING ARRANGEMENTS - Continued

The Bank may borrow up to $9,000,000 on an unsecured basis from two of its correspondent banks to meet short-term liquidity needs. As of September 30, 2012, there were no borrowings under the lines. The Bank also has a $10,000,000 secured line of credit from one of its correspondent banks relating to standby letters of credit generally issued on behalf of Bank customers. As of September 30, 2012, the Bank had pledged securities available-for-sale with an estimated fair value of $4,088,000 to collateralize $3,264,000 of standby letters of credit issued under this arrangement.

NOTE G – INCOME TAXES

The asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and deferred tax liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Bank’s effective tax rate for the nine months ended September 30, 2012 was 28.99% and is lower than the statutory rate of 41.15% primarily due to state and municipal bond interest income, which is exempt from federal income taxes. The Bank’s effective tax rate for the nine months ended September 30, 2011 was 0.05% and is lower than the statutory rate of 41.15% primarily due to state and municipal bond interest income and utilization of the Bank’s valuation allowance for deferred taxes. There have not been any material changes to the Bank’s deferred taxes as of September 30, 2012 from that which was reported at December 31, 2011, except for deferred taxes related to the increased unrealized gain on the sale of securities available-for-sale.

NOTE H – OTHER NONINTEREST EXPENSE

Other noninterest expense for the nine months ended September 30, 2012 and 2011 was comprised of the following:

	2012	2011
Legal and Other Professional Fees	$558,000	$445,000
Data Processing	471,000	320,000
Board of Directors Fees and Expenses	168,000	178,000
FDIC and DFI Assessments	373,000	328,000
Printing, Stationery and Supplies	104,000	96,000
Client-Related Services and Costs	410,000	306,000
Other	845,000	638,000

	$2,929,000	$2,311,000

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE I – EARNINGS PER SHARE (“EPS”)

The following is a reconciliation of net income and shares outstanding to the income and the number of shares used to compute EPS for the nine months ended September 30, 2012 and 2011:

	2012		2011
	Income	Shares	Income	Shares
Net Income as Reported	$1,568,000	—	$1,557,000	—
Less Preferred Stock Dividends and Discount Accretion	(75,000)	—	(415,000)	—
Weighted Average Shares Outstanding	—	3,833,629	—	3,826,378

Used for Basic EPS	$1,493,000	3,833,629	$1,142,000	3,826,378

Dilutive Effect of Stock Options		113,360		—

Used in Diluted EPS	$1,493,000	3,946,989	$1,142,000	3,826,378

NOTE J – STOCK-BASED COMPENSATION

On May 17, 2008, shareholders approved amendments to the Bank’s 2005 Stock Option Plan (“Plan”) to provide for the grant of restricted stock awards and other types of equity-based compensation in addition to stock options. The maximum number of shares to be issued under the amended Plan (“2005 Stock Incentive Plan”) did not change from the 1,089,000 shares of common stock authorized in the Plan.

Officers and key employees may be granted both incentive and nonqualified stock options, while directors and other consultants, who are not also an officer or employee, may be granted nonqualified stock options only. Stock options will be granted at a price not less than 100% of the fair market value of the Bank’s common stock on the date of the grant, generally vest over a period of three to four years, and expire no later than 10 years from the date of the grant. As of September 30, 2012, there were 808,250 fully-vested incentive and nonqualified stock options outstanding under the terms of the 2005 Stock Incentive Plan, with a weighted-average price of $10.32 and weighted-average remaining contractual term of 3.1 years. During the nine months ended September 30, 2012, an option for 36,300 shares was exercised at $10.00 per share and 5,000 shares were forfeited. During the nine months ended September 30, 2011, no options were exercised and options to acquire 15,000 shares of common stock were forfeited.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE J – STOCK-BASED COMPENSATION - Continued

Restricted stock awards may be granted to employees and directors for no cash consideration or for such amount as determined by the Board of Directors with discretionary terms and conditions. As of September 30, 2012, all of the outstanding restricted stock awards were granted by the Bank for no cash consideration with a vesting term of three years. A summary of changes in the Bank’s unvested restricted stock awards for the nine months ended September 30, 2012 and 2011 is as follows:

	2012		2011
	Shares	Weighted- Average Grant Date Fair Value	Shares	Weighted- Average Grant Date Fair Value
Outstanding at Beginning of Year	112,916	$8.26	112,916	$8.32
Granted	17,980	9.18	16,000	8.23
Shares Vested and Issued	(42,563)	8.13	(4,353)	8.26
Forfeited or Expired	(1,333)	8.34	(6,647)	8.73

Outstanding at End of Period	87,000	$8.51	117,916	$8.29

As of September 30, 2012, there was $256,000 of total unrecognized compensation cost related to unvested shares of restricted stock granted under the Plan, to be recognized as $62,000 in the three months ending December 31, 2012, $123,000 in 2013, $56,000 in 2014 and $15,000 in 2015.

The Bank recognized stock-based compensation expense related to outstanding stock options and restricted stock grants of $184,000 and $298,000 for the nine months ended September 30, 2012 and 2011, respectively.

NOTE K – REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the Federal Deposit Insurance Corporation (“FDIC”) and the Department of Financial Institutions (“DFI”). Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE K – REGULATORY MATTERS - Continued

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of September 30, 2012, that the Bank meets all capital adequacy requirements to which it is subject.

As of September 30, 2012, the most recent notification from the FDIC categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action; there are no conditions or events since that notification that management believes have changed the Bank’s category. To be categorized as well-capitalized, the Bank must maintain minimum ratios as set forth in the table below. The following table also sets forth the Bank’s actual capital amounts and ratios (dollar amounts in thousands):

			Amount of Capital Required
	Actual		For Capital Adequacy Purposes		To Be Well- Capitalized Under Prompt Corrective Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of September 30, 2012:
Total Capital (to Risk-Weighted Assets)	$53,406	14.74%	$28,979	8.00%	$36,223	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	48,857	13.49%	14,489	4.00%	21,734	6.00%
Tier 1 Capital (to Average Assets)	48,857	7.33%	26,667	4.00%	33,334	5.00%

The California Financial Code provides that a bank may not make cash distributions to its shareholders in excess of the lesser of the Bank’s undivided profits or the Bank’s net income for its last three fiscal years less the amount of any distributions made by the Bank to shareholders during the same period without the prior approval of the Commissioner of the DFI.

During the nine months ended September 30, 2012 and 2011, the Bank made cash dividend payments totaling $75,000 and $244,000, respectively, to the United States Department of the Treasury (“Treasury”) on issued Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), Fixed Rate Non-Cumulative Perpetual Warrant Preferred Stock, Series B (“Series B Preferred Stock”), and Variable Rate Non-Cumulative Perpetual Preferred Stock, Series C (“Series C Preferred Stock”). The dividend payments were approved by the Commissioner of the DFI.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE L – COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Bank enters into financial commitments to meet the financing needs of its clients. These financial commitments are primarily commitments to extend credit, which involve, to varying degrees, elements of credit risk not recognized in the Bank’s financial statements. The Bank’s exposure to credit loss in the event of nonperformance on commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

As of September 30, 2012, the Bank had undisbursed loan commitments of $129,325,000, whose contractual amount represents credit risk, and established related allowance for potential losses of $285,000, which is reported in other liabilities in the balance sheet.

The Bank leases various facilities under noncancelable operating leases expiring though 2019. At September 30, 2012, the future minimum lease rental payable under noncancelable operating lease commitments was as follows:

2012	$293,000
2013	962,000
2014	928,000
2015	683,000
Thereafter	353,000

$3,219,000

In the ordinary course of business, the Bank is involved in matters of litigation. In the opinion of management, disposition of such matters is not expected to have a material effect on the Bank’s financial statements as of September 30, 2012.

NOTE M – PREFERRED STOCK

In 2009 the Bank entered into a Purchase Agreement with the Treasury, pursuant to which the Bank issued and sold 5,450 shares of the Bank’s preferred stock as Series A Preferred Stock and 273 shares as Series B Preferred Stock, for an aggregate purchase price of $5,450,000 in cash. On September 1, 2011, the Bank liquidated the Series A and B Preferred Stock for the redemption value of $5,723,000.

The discount of $273,000 was accreted against retained earnings over the life of the Series B Preferred Stock, reducing the reported income available for common shareholders. The Series A Preferred Stock qualified as Tier 1 capital and paid non-cumulative dividends at a rate of 5% per annum. The Series B Preferred Stock also qualified as Tier 1 capital and paid non-cumulative dividends at a rate of 9% per annum.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE M – PREFERRED STOCK - Continued

On September 1, 2011, as part of the Treasury’s Small Business Lending Fund (“SBLF”) program, the Bank entered into a Small Business Lending Fund Securities Purchase Agreement (“SBLF Purchase Agreement”) with the Treasury. Under the SBLF Purchase Agreement, the Bank issued 10,000 shares of Series C Preferred Stock and received $10,000,000 from the Treasury. The Series C Preferred Stock shares qualify as Tier 1 capital and pay quarterly dividends at a variable rate that can range from 1% to 9% per annum.

Each quarter for the first 10 quarters, the dividend rate will vary based on the percent change in the Bank’s outstanding small business loan balances over an established baseline. The rate computed in the tenth quarter will be the rate that is used for the next two years. After four and one-half years, the dividend rate will be 9% per annum regardless of the change in the Bank’s small business loan balances. For the nine months ended September 30, 2012 and the period from September 1 to September 30, 2011, the Bank qualified for a 1% per annum dividend rate.

NOTE N – FAIR VALUE OF ASSETS AND LIABILITIES

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for an asset or liability in an orderly transaction between market participants at the measurement date. Accounting Standards Codification Topic 825 requires disclosure of the fair value of financial assets and financial liabilities, including financial assets and financial liabilities that are measured and reported at fair value on a recurring basis and a nonrecurring basis. The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or nonrecurring basis are discussed below.

In accordance with accounting guidance, the Bank groups its financial assets and financial liabilities measured at fair value into three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are as follows:

•	Level 1 - Observable unadjusted quoted market prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

•

Level 2 - Significant other observable market-based inputs, other than Level 1 prices such as quoted prices for similar assets or liabilities or unobservable inputs that are corroborated by market data. This includes quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data, either directly or indirectly. This would include those financial instruments that are valued using models or other valuation methodologies where substantially all of the assumptions are observable in the marketplace, can be derived from observable market data or are supported by observable levels at which transactions are executed in the marketplace.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE N – FAIR VALUE OF ASSETS AND LIABILITIES - Continued

•

Level 3 - Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. Assets measured utilizing Level 3 are for positions that are not traded in active markets or are subject to transfer restrictions, and/or where valuations are adjusted to reflect illiquidity and/or non-transferability. These assumptions are not corroborated by market data. This is comprised of financial instruments whose fair value is estimated based on internally developed models or methodologies utilizing significant inputs that are generally less readily observable from objective sources. Management uses a combination of reviews of the underlying financial statements, appraisals and management’s judgment regarding credit quality to determine the value of the financial asset or liability.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table summarizes the financial assets and financial liabilities measured at fair value on a recurring basis, aggregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value, as of September 30, 2012:

	Total Carrying Value	Level 1	Level 2	Level 3
Securities Available-for-Sale	$313,190,000	$—	$313,190,000	$—

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

The Bank may be required periodically to measure certain financial assets and financial liabilities at fair value on a nonrecurring basis. These instruments are subject to fair value adjustments in certain circumstances such as when there is evidence of impairment and when fair value is below cost at the end of or during the reporting period for assets measured at the lower of cost or market.

The following table presents the balances of financial assets and financial liabilities measured at fair value on a nonrecurring basis, by caption and by level within the fair value hierarchy, as of September 30, 2012:

	Total Carrying Value	Level 1	Level 2	Level 3
Collateral-Dependent Impaired Loans, Net of Specific Reserves of $243,000	$3,821,000	$—	$—	$3,821,000

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE N – FAIR VALUE OF ASSETS AND LIABILITIES - Continued

The following table presents the significant unobservable inputs used in the fair value measurements for Level 3 assets and liabilities measured at fair value on a nonrecurring basis as of September 30, 2012:

	Fair Value	Valuation Technique	Significant Unobservable Inputs	Significant Unobservable Inputs Values
Collateral-Dependent Impaired Loans, Net of Specific Reserves of $243,000	$3,821,000	Appraisal value	Estimated collateral value of property or asset	Various depending on property type and location or asset type

Fair Value of Financial Instruments

The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. Due to the considerable judgment required to develop estimates of fair value, the estimates presented below are not necessarily indicative of the amounts the Bank could have realized in a current market exchange as of September 30, 2012. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

The table below presents the carrying amounts and estimated fair values of financial instruments as of September 30, 2012:

	Carrying		Fair Value Measurements Using:
	Amount	Fair Value	Level 1	Level 2	Level 3
Financial Assets:
Cash and Cash Equivalents	$36,638,000	$36,638,000	$36,638,000	$—	$—
Interest-Bearing Time Deposits	735,000	735,000	—	735,000	—
Securities Available-for-Sale	313,190,000	313,190,000	—	313,190,000	—
Loans, Net	325,917,000	327,104,000	—	—	327,104,000
Federal Home Loan Bank Stock	3,453,000	3,453,000	—	3,453,000	—
Accrued Interest Receivable	2,045,000	2,045,000	—	2,045,000	—
Financial Liabilities:
Noninterest-Bearing Deposits	272,863,000	272,863,000	272,863,000	—	—
Time Deposits	76,171,000	75,943,000	—	75,943,000	—
Other Interest-Bearing Deposits	231,457,000	231,457,000	—	231,457,000	—
Borrowings	49,627,000	49,627,000	—	49,627,000	—
Accrued Interest Payable	104,000	104,000	—	104,000	—

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE N – FAIR VALUE OF ASSETS AND LIABILITIES - Continued

The following methods and assumptions were used by the Bank in estimating fair values of financial instruments. Many of these estimates are subjective in nature and involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

Cash and Cash Equivalents

The carrying amounts reported in the balance sheet for cash and cash equivalents approximate the fair values of those assets due to the short-term nature of the assets.

Interest-Bearing Time Deposits at Other Financial Institutions

The carrying amounts reported in the balance sheet for interest-bearing time deposits at other financial institutions approximate the fair value of these assets due to the short-term nature of the assets.

Securities Available-for-Sale

The fair values of securities available-for-sale are determined using matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for specific securities, but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2).

Loans, Net

For the balances reported at September 30, 2012, the fair value for loans is estimated by discounting the expected future cash flows using current interest rates at which similar loans would be made to borrowers with similar credit ratings for the same remaining maturities, adjusted for the allowance for credit losses. Loans are segregated by type such as commercial and industrial, commercial real estate, construction and other loans with similar credit characteristics, and are further segmented into fixed and variable interest rate loan categories. Expected future cash flows are projected based on contractual cash flows, adjusted for estimated prepayments.

Impaired Loans

The fair value of impaired loans is determined based on an evaluation at the time the loan is originally identified as impaired, and periodically thereafter, at the lower of cost or fair value. Fair value on impaired loans is measured based on the value of the collateral securing these loans if the loan is collateral dependent, or based on the discounted cash flows for noncollateral-dependent loans, and these loans are classified at Level 3 in the fair value hierarchy. Collateral on collateral-dependent loans may be real estate and/or business assets, including equipment, inventory and/or accounts receivable, and is determined based on appraisals performed by qualified licensed appraisers hired by the Company. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and client’s business. Such discounts are typically significant and result in a Level 3 classification of the inputs for determining fair value. For unsecured loans, the estimated

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE N – FAIR VALUE OF ASSETS AND LIABILITIES - Continued

Future discounted cash flows of the business or borrower are used in evaluating the fair value. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified above.

Federal Home Loan Bank Stock

Federal Home Loan Bank stock is considered to be a restricted equity security whose carrying value approximates its fair value.

Accrued Interest Receivable and Accrued Interest Payable

The carrying amounts of accrued interest receivable and accrued interest payable approximate their fair values.

Non-Maturing Deposits

The fair values for non-maturing deposits (deposits with no contractual termination date), which include the Bank’s noninterest-bearing demand deposits, interest-bearing demand deposits, and money market and savings deposits, are equal to their carrying amounts, which represent the amounts payable on demand.

Time Deposits

The fair values of time deposits are estimated using a discounted cash flow calculation that applies current market deposit interest rates to the Bank’s current certificate of deposit interest rates for similar term certificates.

Borrowings

The fair value of borrowings is based upon the market price of similar instruments issued with similar contractual terms.

Off-Balance-Sheet Financial Instruments

The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. The fair value of these financial instruments is not material.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

(UNAUDITED)

NOTE O – PENDING MERGER

On August 21, 2012, First PacTrust Bancorp, Inc. (“Company”), a Maryland corporation, entered into an Agreement and Plan of Merger (“Merger Agreement”) by and among the Company; Beach Business Bank (“Beach”), a California corporation, state-chartered bank and wholly owned subsidiary of the Company; and the Bank. The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, the Bank will merge with and into Beach (“Merger”), with Beach as the surviving corporation.

Subject to the terms and conditions set forth in the Merger Agreement, which has been unanimously approved by each Board of Directors of the Company, Beach and the Bank, at the effective date of the Merger, each outstanding share of the Bank’s common stock will be converted to the right to receive (i) a pro rata share of 2,083,333 shares of common stock of the Company (“Company Common Stock”), subject to the payment of cash in lieu of fractional shares and (ii) a pro rata share of $24,887,513 in cash (“Merger Consideration”). If the value of the Merger Consideration would otherwise exceed an amount equal to 1.30 times the Bank’s tangible common equity as reflected in the Bank’s balance sheet as of the last business day of the calendar month immediately preceding the closing of the Merger after subtracting certain unaccrued one-time Merger-related costs and expenses, the cash portion of the Merger Consideration will be adjusted downward until the value of the Merger Consideration is equal to such amount. For the purposes of determining the value of the Merger Consideration in the foregoing calculation, the value of the Company Common Stock to be issued in the Merger will be deemed to be $12.00 per share. In the Merger, each outstanding share of the Bank’s Series C preferred stock will be converted into one share of a new series of Company preferred stock.

The Merger is subject to approvals by the applicable banking regulatory agencies governing the Company, Beach and the Bank, as well as approval by the Bank’s shareholders.